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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement of Kevco, Inc. on Form S-8 (File No. 333-19959) of our report dated March 24, 1995, on our audit of the financial statements of Kevco, Inc. for the year ended December 31, 1994, which report is included in this Form 8-K.

/s/ Rylander, Clay & Opitz, L.L.P.

Fort Worth, Texas
December 15, 1997